                                                                     EXHIBIT 3.1


                        THE COMPANIES LAW (2003 REVISION)

                              OF THE CAYMAN ISLANDS

                            COMPANY LIMITED BY SHARES


                 AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

                                       OF

                          CTRIP.COM INTERNATIONAL, LTD.

                     ADOPTED BY SPECIAL RESOLUTION PASSED ON

                               September 4, 2003

1. The name of the Company is CTRIP.COM INTERNATIONAL, LTD.

2. The Registered Office of the Company shall be at the offices of M&C Corporate Services Limited, P.O. Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, or at such other place as the Directors may from time to time decide.

3. The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law (2003 Revision) or as the same may be revised from time to time, or any other law of the Cayman Islands.

4. The liability of each Member is limited to the amount from time to time unpaid on such Member's shares.

5. The share capital of the Company is 50,000,000 Ordinary Shares of a nominal or par value of US$0.01 each, 4,320,000 Series A Preferred Shares of a nominal or par value of US$0.01 each, 7,193,464 Series B Preferred Shares of a nominal or par value of US$0.01 each and 2,180,755 Series C Preferred Shares of a nominal or par value of US$0.01 each with power for the Company insofar as is permitted by law, to redeem or purchase any of its shares and to increase or reduce the said capital subject to the provisions of the Companies Law (2003 Revision) and the Articles of Association and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained.

6. The Company has the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7. Capitalised terms that are not defined in this Amended and Restated Memorandum of Association bear the same meaning as those given in the Articles of Association of the Company.

                                                                     EXHIBIT 3.1

                        THE COMPANIES LAW (2003 REVISION)

                              OF THE CAYMAN ISLANDS

                            COMPANY LIMITED BY SHARES


                  AMENDED AND RESTATED ARTICLES OF ASSOCIATION

                                       OF

                          CTRIP.COM INTERNATIONAL, LTD.

                     ADOPTED BY SPECIAL RESOLUTION PASSED ON

                               September 4, 2003



1. In these Articles Table A in the Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith,

    "ARTICLES" means these Articles as originally framed or as from time to time altered by Special Resolution.

    "AUDITORS" means the persons for the time being performing the duties of auditors of the Company (if any).

    "COMPANY" means CTRIP.COM INTERNATIONAL, LTD.

    "DEBENTURE" means debenture stock, mortgages, bonds and any other such securities of the Company whether constituting a charge on the assets of the Company or not.

    "DIRECTORS" means the directors for the time being of the Company.

    "DIVIDEND" includes interim bonuses.

    "ELECTRONIC RECORD" has the same meaning as in the Electronic Transactions Law (2000 Revision).

    "MEMBER" shall bear the same meaning as in the Statute.

    "MEMORANDUM" means the memorandum of association of the Company as originally framed OR as from time to time altered by Special Resolution.

    "MONTH" means calendar month.

    "ORDINARY RESOLUTION" means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a unanimous written resolution. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles.

    "ORDINARY SHARES" means the Ordinary Shares in the capital of the Company of par value of US$0.01 each.

    "PAID-UP" means paid-up and/or credited as paid-up.

    "REGISTER OF MEMBERS" means the register maintained in accordance with the Statute and includes (except where otherwise stated) any duplicate Register of Members.

    "REGISTERED OFFICE" means the registered office for the time being of the Company.

    "SEAL" means the common seal of the Company and includes every duplicate seal.

    "SECRETARY" includes an Assistant Secretary and any person appointed to perform the duties of Secretary of the Company.

    "SERIES A ORIGINAL ISSUE DATE" means the date of the first sale and issuance of Series A Preferred Shares.

    "SERIES A PREFERRED" means Series A Preferred Shares in the capital of the Company with a nominal or par value of US$0.01 having the rights set out in these Articles.

    "SERIES B ORIGINAL ISSUE DATE" means the date of the first sale and issuance of Series B Preferred Shares.

    "SERIES B PREFERRED" means Series B Preferred Shares in the capital of the Company with a nominal or par value of US$0.01 having the rights set out in these Articles.

    "SERIES C PREFERRED" means Series C Preferred Shares in the capital of the Company with a nominal or par value of US$0.01 having the rights set out in these Articles.

    "SERIES C ORIGINAL ISSUE DATE" means the date of the first sale and issuance of Series C Preferred Shares.

    "SHARE" and "SHARES" means a share or shares in the Company and includes a fraction of a share.

    "SHARE PREMIUM ACCOUNT" means the account of the Company which the Company is required by the Statute to maintain, to which all premiums over nominal or par value received by the Company in respect of issues of shares from time to time are credited.

    "SPECIAL RESOLUTION" has the same meaning as in the Statute, and includes a unanimous written resolution.

    "STATUTE" means the Companies Law (2003 Revision) of the Cayman Islands and every statutory modification or re-enactment thereof for the time being in force.

    "WRITTEN" and "IN WRITING" include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record.

    Words importing the singular number include the plural number and vice-versa.

    Words importing the masculine gender include the feminine gender.

    Words importing persons include corporations.

    References to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time.

    Any phrase introduced by the terms "including", "include", "in particular" or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

    Headings are inserted for reference only and shall be ignored in construing these Articles.

2. The business of the Company may be commenced as soon after incorporation as the Directors shall see fit.

3. The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.

                             CERTIFICATES FOR SHARES

4. Certificates representing shares of the Company shall be in such form as shall be determined by the Directors. Such certificates may be under Seal. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the register of Members of the Company. All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled. The Directors may authorise certificates to be issued with the seal and authorised signature(s) affixed by some method or system of mechanical process.

5. Notwithstanding Article 4 of these Articles, if a share certificate be defaced, lost or destroyed, it may be renewed on payment of a fee of one dollar (US$l.00) or such lesser sum and on such terms (if any) as to evidence and indemnity and the payment of the expenses incurred by the Company in investigating evidence, as the Directors may prescribe.

                                 ISSUE OF SHARES

6. Subject to the relevant provisions, if any, in the Memorandum and to any direction that may be given by the Company in general meeting and without prejudice to any special rights previously conferred on the holders of existing shares, the Directors may allot, issue, grant options over or otherwise dispose of shares of the Company (including fractions of a share) with or without preferred, deferred or other special rights or restrictions, whether with regard to dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper. The Company shall not issue shares in bearer form.

7. The Company shall maintain a register of its Members and every person whose name is entered as a Member in the register of Members shall be entitled without payment to receive within two months after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide) one certificate for all his shares or several certificates each for one or more of his shares upon payment of fifty cents (US$0.50) for every certificate after the first or such less sum as the Directors shall from time to time determine provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate and delivery of a certificate for a share to one of the several joint holders shall be sufficient delivery to all such holders.

                               TRANSFER OF SHARES

8. The instrument of transfer of any share shall be in writing and shall be executed by or on behalf of the transferor and the transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register in respect thereof.

9. The Directors may in their absolute discretion decline to register any transfer of shares without assigning any reason therefor. If the Directors refuse to register a transfer they shall notify the transferee within two months of such refusal.

10. The registration of transfers may be suspended at such time and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than forty-five days in any year.

                                REDEEMABLE SHARES

11. (a) Subject to the provisions of the Statute and the Memorandum, shares may be issued on the terms that they are, or at the option of the Company or the holder are, to be redeemed on such terms and in such manner as the Company, before the issue of the shares, may by Special Resolution determine.

    (b) Subject to the provisions of the Statute and the Memorandum, the Company may purchase its own shares (including fractions of a share), including any redeemable shares, provided that the manner of purchase has first been authorised by the Company in A general meeting and may make payment therefor in any manner authorised by the Statute, including out of capital.

                          VARIATION OF RIGHTS OF SHARES

12. If at any time the share capital of the Company is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up and except where these Articles or the Statute impose any stricter quorum, voting or procedural requirements in regard to the variation of rights attached to a specific class, be varied with the consent in writing of the holders of 75% of the issued shares of that class, or with the sanction of a Special Resolution passed at a general meeting of the holders of the shares of that class.

    The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class of shares except that the necessary quorum shall be one person holding or representing by proxy at least one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll.

13. For purposes of this provision any particular issue of shares not carrying the same rights (whether as to rate of dividend, redemption or otherwise) as any other shares of the time being in issue, shall be deemed to constitute a separate class of shares. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

                          COMMISSION ON SALE OF SHARES

14. The Company may in so far as the Statute from time to time permits pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares of the Company. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

                         CONVERSION OF PREFERRED SHARES

15. (a) Right to Convert Series A Preferred. Unless converted earlier pursuant to paragraph 15(e) below, a holder of Series A Preferred may opt to convert all but not part of his Series A Preferred at any time after the Series A Original Issue Date into such number of fully paid and non-assessable Ordinary Shares as determined by multiplying the number of Series A Preferred Shares to be converted by US$1.0417 and dividing the result by the Series A Conversion Price, determined as hereinafter provided, in effect at the time of the conversion. The price at which Ordinary Shares shall be deliverable upon conversion of the Series A Preferred (the "SERIES A CONVERSION PRICE") shall initially be US$1.0417 per Ordinary Share. Rights of holders of Series A Preferred provided in this paragraph 15(a) and paragraphs 15(d)-(g) are referred hereinafter as "SERIES A CONVERSION RIGHTS".

    (b) Right to Convert Series B Preferred. Unless converted earlier pursuant to paragraph 15(e) below, each share of Series B Preferred shall be convertible, at the option of the holder thereof, at any time after the Series B Original Issue Date into such number of fully paid and non-assessable Ordinary Shares as determined by multiplying the number of Series B Preferred to be converted by US$1.5667 and dividing the result by the Series B Conversion Price, determined as hereinafter provided, in effect at the time of the conversion. The price at which Ordinary Shares shall be deliverable upon conversion of the Series B Preferred (the "SERIES B CONVERSION PRICE") shall initially be

US$1.044467 per Ordinary Share. Rights of holders of Series B Preferred provided in this paragraph 15(b) and paragraphs 15(d)-(g) are referred hereinafter as "SERIES B CONVERSION RIGHTS".

    (c) Right to Convert Series C Preferred. Unless converted earlier pursuant to paragraph 15(e) below, each share of Series C Preferred shall be convertible, at the option of the holder thereof, at any time after the Series C Original Issue Date into such number of fully paid and non-assessable Ordinary Shares as determined by multiplying the number of Series C Preferred to be converted by US$4.5856 and dividing the result by the Series C Conversion Price, determined as hereinafter provided, in effect at the time of the conversion. The price at which Ordinary Shares shall be deliverable upon conversion of the Series C Preferred (the "SERIES C CONVERSION PRICE") shall initially be US$4.5856 per Ordinary Share. Rights of holders of Series C Preferred provided in this paragraph 15(c) and paragraphs 15(d)-(f) are referred hereinafter as "SERIES C CONVERSION RIGHTS".

    (d) Initial Series A Conversion Price, initial Series B Conversion Price and initial Series C Conversion Price shall be subject to adjustment as hereinafter provided. Nothing in paragraph 15(a), (b) or (c) shall limit the automatic conversion rights of Series A Preferred, Series B Preferred or Series C Preferred described in paragraph 15(e) below.

    (e) Automatic Conversion. Each share of Series A Preferred, Series B Preferred and Series C Preferred shall automatically be converted into Ordinary Shares at the then effective Series A, Series B and Series C Conversion Price (each a "CONVERSION PRICE"), respectively, upon the closing of an underwritten public offering of the Ordinary Shares of the Company in the United States, that has been registered under the Securities Act of 1933, as amended (the "SECURITIES Act"), with the gross proceeds in excess of US$25,000,000, or in a similar public offering of the Ordinary Shares of the Company in a jurisdiction and on a recognized securities exchange outside of the United States, provided that such public offering is reasonably equivalent to the aforementioned public offering in the United States in terms of price, offering proceeds and regulatory approval (a "QUALIFIED IPO"). In the event of the automatic conversion of the Series A Preferred, the Series B Preferred and the Series C Preferred upon a public offering as described above, the person(s) entitled to receive the Ordinary Shares issuable upon such conversion of Series A Preferred, Series B Preferred or Series C Preferred, respectively, shall not be deemed to have converted such respective shares until immediately prior to the closing of such sale of securities.

    In addition, unless earlier converted pursuant to the immediately preceding paragraph, each share of Series C Preferred shall automatically be converted into Ordinary Shares at the then effective Series C Conversion Price on the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series C Preferred.

    (f) Mechanics of Conversion. No fractional Ordinary Share shall be issued upon conversion of the Series A Preferred, the Series B Preferred or the Series C Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then effective respective Conversion Price. Before any holder of Series A Preferred, Series B Preferred or Series C Preferred shall be entitled to convert their shares into full Ordinary Shares and to receive certificates therefor, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Series A Preferred, the Series B Preferred or the Series C Preferred to be converted and shall give written notice to the Company at such office that the holder elects to convert the same. The Company shall, within 7 days thereafter (or, in the case of a conversion pursuant to Article 15(e), on the date of conversion), issue and deliver at such office to such holder of Series A Preferred, Series B Preferred or Series C Preferred a certificate or certificates for the number of Ordinary Shares to which the holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional Ordinary Shares. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred, Series B Preferred or Series C Preferred to be converted, and the person or persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares on such date. The Directors of the Company may effect such conversion in any manner available under applicable law including redeeming or repurchasing the relevant Series A Preferred, Series B Preferred or Series C Preferred and applying the proceeds thereof towards payment for the new Ordinary Shares. For purposes of the repurchase or redemption, the Directors may, subject to the Statute and the Company being able to pay its debts in the ordinary course of business, make payments out of its capital.

    (g) Reservation of Shares Issuable Upon Conversion. The Company shall at all times ensure that there are sufficient authorized but unissued Ordinary Shares solely for the purpose of effecting the conversion of the shares of the Series A Preferred, the Series B Preferred and the Series C Preferred such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred, the Series B Preferred and the Series C Preferred, and if at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred, the Series B Preferred and the Series C Preferred, in addition to such other remedies as shall be available to the holder of such Series A Preferred, Series B Preferred or Series C Preferred, the Company will take such corporate action as may be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purposes.

                         ADJUSTMENTS TO CONVERSION PRICE

16. (a) Special Definitions. For purposes of this Article 16, the following definitions shall apply:


        (i) "OPTIONS" mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Ordinary Shares or Convertible Securities.

        (ii) "CONVERTIBLE SECURITIES" shall mean any evidences of indebtedness, shares (other than the Series A Preferred, the Series B Preferred, the Series C Preferred and Ordinary Shares) or other securities directly or indirectly convertible into or exchangeable for Ordinary Shares.

        (iii) "ADDITIONAL ORDINARY SHARES" shall mean all Ordinary Shares (including reissued shares) issued (or, pursuant to paragraph 16(c), deemed to be issued) by the Company after the Series C Original Issue Date, other than:

                (A) Ordinary Shares issued upon conversion of the Series A Preferred, the Series B Preferred and the Series C Preferred authorized herein;

                (B) up to 2,725,670 Ordinary Shares (including any of such shares which are repurchased) issued or reserved for issuance to officers, directors, employees and consultants of the Company pursuant to shares option or purchase plans approved by the Board;

                (C) as a dividend or distribution on Series A Preferred, Series B Preferred or Series C Preferred, or any event for which adjustment is made pursuant to paragraph 16(f) or 16(g) hereof;

                (D) Ordinary Shares issued in connection with a bona fide business acquisition of or by the Company, whether by consolidation, merger, purchase or sale of assets, sale or exchange of shares or otherwise, in a single transaction or series of related transactions;

                (E) Ordinary Shares issued or issuable to persons or entities with which the Company has business relations, provided that such issuances are for primarily other than equity financing purposes and approved by the Board;

                (F) Ordinary Shares issued or issuable pursuant to equipment lease financings or bank credit lines, provided that such issuances are approved by the Board.

    (b) No Adjustment of Conversion Price. No adjustment in the Conversion Price shall be made in respect of the issuance of Additional Ordinary Shares unless the consideration per share for an Additional Ordinary Share issued or deemed to be issued by the Company is less than the Conversion Price of such series in effect on the date of and immediately prior to such issue.

    (c) Deemed Issue of Additional Ordinary Shares. In the event the Company at any time or from time to time after the Series C Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number that would result in an adjustment pursuant to clause (ii) below) of Ordinary Shares issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Ordinary Shares issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Ordinary Shares shall not be deemed to have been issued unless the consideration per share (determined pursuant to paragraph 16(e) hereof) of such Additional Ordinary Shares would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Ordinary Shares are deemed to be issued:

        (i) no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or Ordinary Shares upon the exercise of such Options or conversion or exchange of such Convertible Securities;

        (ii) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or increase or decrease in the number of Ordinary Shares issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

        (iii) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                (A) in the case of Convertible Securities or Options for Ordinary Shares, the only Additional Ordinary Shares issued were Ordinary Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

                (B) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the Additional Ordinary Shares deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

        (iv) no readjustment pursuant to clause (ii) or (iii) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Ordinary Shares between the original adjustment date and such readjustment date; and

        (v) in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in clause (iii) above.

    (d) Adjustment of Conversion Price Upon Issuance of Additional Ordinary Shares. In the event that after the Series C Original Issue Date the Company shall issue Additional Ordinary Shares without consideration or for a consideration per share less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Conversion Price shall be reduced, concurrently with such issue, to a price

(calculated to the nearest cent) determined as set forth below. The mathematical formula for determining the adjusted Conversion Price is as follows and is subject to the more detailed textual description set forth thereafter:

                AP =     OP * (OS + (NP/OP))/(OS + NS)

       WHERE:

       AP =     adjusted Conversion Price

       OP = old Conversion Price as applicable to Series A Preferred, Series B Preferred and Series C Preferred, respectively

       OS = the number of outstanding Ordinary Shares immediately before the Additional Ordinary Shares are issued or sold

       NP = the total price at which the Additional Ordinary Shares are issued or sold

       NS =     the number of Additional Ordinary Shares issued or sold

    The newly adjusted Conversion Price shall be the amount equal to the price (calculated to the nearest cent) determined by multiplying the old Conversion Price, by a fraction

        (i) the numerator of which shall be the number of Ordinary Shares outstanding immediately prior to such issuance plus the number of Ordinary Shares which the aggregate consideration received by the Corporation for the total number of Additional Ordinary Shares would purchase at the old Conversion Price; and

        (ii) the denominator of which shall be the number of Ordinary Shares outstanding immediately prior to such issuance plus the number of such Additional Ordinary Shares so issued;

        provided that for the purposes of this paragraph 16(d), all Ordinary Shares issuable upon conversion of outstanding Series A Preferred, Series B Preferred, Series C Preferred and outstanding Convertible Securities or exercise of outstanding Options shall be deemed to be outstanding.

    (e) Determination of Consideration. For purposes of this Article 16, the consideration received by the Company for the issue of any Additional Ordinary Shares shall be computed as follows:

        (i) Cash and Property. Except as provided in clause (ii) below, such consideration shall:


                (A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends;

                (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board; provided, however, that no value shall be attributed to any services performed by any employee, officer or director of the Company; and

                (C) in the event Additional Ordinary Shares are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received with respect to such Additional Ordinary Shares, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board.

        (ii) Options and Convertible Securities. The consideration per share received by the Company for Additional Ordinary Shares deemed to have been issued pursuant to paragraph 16(c), relating to Options and Convertible Securities, shall be determined by dividing

                (x) the total amount, if any, received or receivable by the Company (net of any selling concessions, discounts or commissions) as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                (y) the maximum number of Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

    (f) Adjustments for Shares Dividends, Subdivisions, Combinations or Consolidations of Ordinary Shares. In the event the outstanding Ordinary Shares shall be subdivided (by share dividend, share split, or otherwise), into a greater number of Ordinary Shares, the Conversion Prices then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding Ordinary Shares shall be combined or consolidated, by reclassification or otherwise, into a lesser number of Ordinary Shares, the Conversion Prices then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

    (g) Adjustments for Other Distributions. In the event the Company at any time or from time to time makes, or files a record date for the determination of holders of Ordinary Shares entitled to receive any distribution payable in securities or assets of the Company other than Ordinary Shares then and in each such event provision shall be made so that the holders of Series A Preferred, Series B Preferred and/or Series C Preferred shall receive upon conversion thereof, in addition to the number of Ordinary Shares receivable thereupon, the amount of securities or assets of the Company which they would have received had their preferred shares been converted into Ordinary Shares on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities or assets receivable by them as aforesaid during such period, subject to all other adjustment called for during such period under this Article 16 with respect to the rights of the holders of the Series A Preferred, Series B Preferred and Series C Preferred.

    (h) Adjustments for Reclassification, Exchange and Substitution. If the Ordinary Shares issuable upon conversion of the Series A Preferred, the Series B Preferred or the Series C Preferred shall be changed into the same or a different number of shares of any other class or classes of shares, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then and in each such event the holder of each share of Series A Preferred, Series B Preferred or Series C Preferred shall have the right thereafter to convert such share into the kind and amount of shares and other securities and property receivable upon such reorganization or reclassification or other change by holders of the number of Ordinary Shares that would have been subject to receipt by the holders upon conversion of the Series A Preferred, the Series B Preferred or the Series C Preferred immediately before that change, all subject to further adjustment as provided herein.

    (i) No Impairment. The Company will not, without the appropriate vote of the shareholders under the Statute or Article 18, by amendment of its Memorandum and Articles of Association or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of Article 16 and in the taking of all such action as may be necessary or appropriate in order to protect the Series A, the Series B and the Series C Conversion Rights against impairment.

    (j) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Article 16, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred, Series B Preferred and/or Series C Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Series A Preferred, Series B Preferred or Series C Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of Ordinary Shares and the amount, if any, of other property which at the time would be received upon the conversion of Series A Preferred, Series B Preferred or Series C Preferred.

    (k) Miscellaneous.


        (i) All calculations under this Article 16 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

        (ii) The holders of at least 50% of the outstanding Series A Preferred, Series B Preferred or Series C Preferred, respectively, shall have the right to challenge any determination by the Board of fair value in relation to the respective series of shares pursuant to this Article 16, in which case such determination of fair value shall be made by an independent appraiser selected jointly by the Board and the challenging parties, the cost of such appraisal to be borne equally by the Company and the challenging parties.

        (iii) No adjustment in the Conversion Price need be made if such adjustment would result in a change in such Conversion Price of less than US$0.01. Any adjustment of less than US$0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of US$0.01 or more in such Conversion Price.

                             NOTICES OF RECORD DATE

17. In the event that the Company shall propose at any time:


    (a) to declare any dividend or distribution upon its Ordinary Shares, whether in cash, property, shares or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

    (b) to offer for subscription pro rata to the holders of any class or series of its shares any additional shares of shares of any class or series or other rights;

    (c) to effect any reclassification or recapitalization of its Ordinary Shares outstanding involving a change in the Ordinary Shares; or


    (d) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up, then, in connection with each such event, the Company shall send to the holders of the Series A Preferred, the Series B Preferred and the Series C Preferred:

        (i) at least 20 days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Ordinary Shares shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (c) and (d) above; and

        (ii) in the case of the matters referred to in (c) and (d) above, at least 20 days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Ordinary Shares shall be entitled to exchange their Ordinary Shares for securities or other property deliverable upon the occurrence of such event).

        Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of the Series A Preferred, the Series B Preferred and the Series C Preferred at the address for each such holder as shown on the books of the Company.

                              PROTECTIVE PROVISIONS

18. (a) Notwithstanding any other provision in these Articles, so long as any shares of Series A Preferred, Series B Preferred or Series C Preferred are outstanding, the following matters shall require the approval of the holder(s) of not less than seventy-five per cent. (75%) of the outstanding Series A Preferred (in respect of actions affecting Series A Preferred), not less than seventy-five per cent. (75%) of the outstanding Series B Preferred (in respect of actions affecting Series B Preferred) and not less than fifty per cent. (50%) of the outstanding Series C Shares (in respect of actions affecting Series C Preferred) voting as a separate class:

        (i) any amendment or change of the number of shares of, the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of the Series A Preferred, Series B Preferred or Series C Preferred;

        (ii) any action that authorizes, creates or issues additional shares of Series A Preferred, Series B Preferred or Series C Preferred or any other class or series of the Company's securities having preferences superior to or on a parity with the Series A Preferred, Series B Preferred or Series C Preferred;

        (iii) any new issuance of any securities of the Company, excluding (i) any issuance of Ordinary Shares upon conversion of the Series A Preferred, Series B Preferred or Series C Preferred and (ii) any issuance of Ordinary Shares to employees under the Company's existing employee share option plans approved by the Board;

        (iv) any action that reclassifies any outstanding shares into shares having preferences or priority as to dividends or assets senior to or on a parity with the preference of the Series A Preferred, Series B Preferred or Series C Preferred;

        (v) any amendment of the Memorandum and Articles of Association or other charter documents;

        (vi) any redemptions, purchases or other acquisitions (or payment into or set aside for a sinking fund for such purpose) of any shares of the Company;

        (vii) the consummation of a Liquidation Event (as defined below) if such Liquidation Event would be consummated at an equity valuation of the Company of less than One Hundred Fifty Million Dollars (US$150,000,000).

A "Liquidation Event" shall include (A) the closing of the sale, transfer, or other disposition of all or substantially all of the Company's assets, (B) the consummation of the merger or consolidation of the Company with or into another entity (except a merger or consolidation in which the holders of share capital of the Company immediately prior to such merger or consolidation continue to hold at least 50% of the voting entitlement of the share capital of the Company or the surviving or acquiring entity in substantially the same proportions as held by such holders immediately prior to such merger or consolidation), (C) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of the Company's securities), of the Company's securities if, after such closing, such person or group of affiliated persons would hold 50% or more of the outstanding voting shares of the Company (or the surviving or acquiring entity), or (D) a liquidation, dissolution or winding up of the Company; provided, however, that a transaction shall not constitute a Liquidation Event if its sole purpose is to change the jurisdiction of the Company's incorporation or formation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately prior to such transaction.

    (b) The following matters shall require the written approval of not less than eight (8) members of the Board of Directors:

        (i) consolidation or merger with or into any other business entity in which the shareholders of the Company (including the Company and all of its Subsidiaries for the purpose of paragraph 19(b)) held shares of the Company with less than a majority of the voting power of the outstanding shares of the surviving company immediately after such consolidation or merger;

        (ii) the sale of all or substantially all the Company's assets;

        (iii) the liquidation, dissolution or winding up of the Company;

        (iv) the declaration or payment of a dividend on Ordinary Shares (other than a dividend payable solely in shares of Ordinary Shares);

        (v) incurrence of indebtedness by the Company, including guarantees, in excess of US$50,000;

        (vi) an increase in compensation of any of the four (4) most highly compensated employees of the Company by more than 15% in a twelve (12) month period;

        (vii) the purchase or lease by the Company of any automobile with a purchase value in excess of US$50,000;

        (viii) the purchase or lease by the Company of any real property (other than office space) with a purchase value in excess of US$50,000;

        (ix) the purchase by the Company of any equity securities of any other company with a purchase value in excess of US$50,000; or

        (x) any material changes in the Company's business plan.

                            NON-RECOGNITION OF TRUSTS

19. The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future, or partial interest in any Share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the registered holder.

                                 LIEN ON SHARES

20. The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such Share shall operate as a waiver of the Company's lien thereon. The Company's lien on a Share shall also extend to any amount payable in respect of that Share.

21. The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen days after notice has been given to the holder of the Shares or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

22. To give effect to any such sale, the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company's power of sale under these Articles.

23. The net proceeds of such sale after payment of such costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any residue, shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

                                 CALL ON SHARES

24. (a) The Directors may from time to time make calls upon the Members in respect of any monies unpaid on their shares (whether on account of the nominal value of the shares or by way of premium or otherwise) and not by the conditions of allotment thereof made payable at fixed terms, provided that no call shall be payable at less than one month from the date fixed for the payment of the last preceding call, and each Member shall (subject to receiving at least fourteen days notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the shares. A call may be revoked or postponed as the Directors may determine. A call may be made payable by instalments.

    (b) A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

    (c) The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

25. If a sum called in respect of a share is not paid before or on a day appointed for payment thereof, the persons from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding ten per cent per annum as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest either wholly or in part.

26. Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium or otherwise, shall for the purposes of these Articles be deemed to be a call duly made, notified and payable on the date on which by the terms of issue the same becomes payable, and in the case of non-payment all the relevant provisions of these Articles as to payment of interest forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

27. The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls or interest to be paid and the times of payment.

28. (a) The Directors may, if they think fit, receive from any Member willing to advance the same, all or any part of the monies uncalled and unpaid upon any shares held by him, and upon all or any of the monies so advanced may (until the same would but for such advances, become payable) pay interest at such rate not exceeding (unless the Company in general meeting shall otherwise direct) seven per cent per annum, as may be agreed upon between the Directors and the Member paying such sum in advance.

    (b) No such sum paid in advance of calls shall entitle the Member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

                              FORFEITURE OF SHARES

29. (a) If a Member fails to pay any call or instalment of a call or to make any payment required by the terms of issue on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call, instalment or payment remains unpaid, give notice requiring payment of any part of the call, instalment or payment that is unpaid, together with any interest which may have accrued and all expenses that have been incurred by the Company by reason of such non-payment. Such notice shall name a day (not earlier than the expiration of fourteen days from the date of giving of the notice) on or before which the payment required by the notice is to be made, and shall state that, in the event of non-payment at or before the time appointed the shares in respect of which such notice was given will be liable to be forfeited.

    (b) If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before the forfeiture.

    (c) A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition, the forfeiture may be cancelled on such terms as the Directors see fit.

30. A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all monies which, at the date of forfeiture, were payable by him to the Company in respect of the shares together with interest thereon, but his liability shall cease if and when the Company shall have received payment in full of all monies whenever payable in respect of the shares.

31. A certificate in writing under the hand of one Director or the Secretary of the Company that a share in the Company has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the fact therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

32. The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium as if the same had been payable by virtue of a call duly made and notified.

                     REGISTRATION OF EMPOWERING INSTRUMENTS

33. The Company shall be entitled to charge a fee not exceeding one dollar (US$l.00) on the registration of every probate, letter of administration, certificate of death or marriage, power of attorney, or other instrument.

                             TRANSMISSION OF SHARES

34. In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any shares which had been held by him solely or jointly with other persons.

35. (a) Any person becoming entitled to a share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to make such transfer of the share to such other person nominated by him as the deceased or bankrupt person could have made and to have such person registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before his death or bankruptcy as the case may be.

    (b) If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

36. A person becoming entitled to a share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company, provided, however, that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within ninety days, the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

                     AMENDMENT OF MEMORANDUM OF ASSOCIATION,
         ALTERATION OF CAPITAL & CHANGE OF LOCATION OF REGISTERED OFFICE

37. (a) The Company may by Ordinary Resolution:

        (i) increase the share capital by such sum as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

        (ii) consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

        (iii) by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum of Association or into Shares without par value;

        (iv) cancel any Shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person.

    (b) All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of the Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

    (c) Subject to the provisions of the Statue and the provisions of these Articles as regards the matters to be dealt with by Ordinary Resolution and the matters requiring the approval of the holders of Series A Preferred, Series B Preferred, Series C Preferred or any combination thereof, the Company may by Special Resolution:

        (i) change its name;

        (ii) alter or add to these Articles;

        (iii) alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

        (iv) reduce its share capital and any capital redemption reserve fund.

    (d) Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office.


                CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

38. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, the Directors of the Company may provide that the register of Members shall be closed for transfers for a stated period but not to exceed in any case forty days. If the register of Members shall be so closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members, such register shall be so closed for at least ten days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the register of Members.

39. In lieu of or apart from closing the register of Members, the Directors may fix in advance a date as the record date for any such determination of Members entitled to notice of or to vote at a meeting of the Members and for the purpose of determining the Members entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend fix a subsequent date as the record date for such determination.

40. If the register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

                                 GENERAL MEETING

41. All general meetings other than annual general meetings shall be called extraordinary general meetings.

42. (a) The Company shall, if required by the Statute, in each year hold a general meeting as its annual general meeting and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the Registered Office on the second Wednesday in December of each year at ten o'clock in the morning.

    (b) At these meetings the report of the Directors (if any) shall be presented.

    (c) The Company may hold an annual general meeting but shall not (unless required by Statute) be obliged to hold an annual general meeting.

43. (a) The Directors may call general meetings, and they shall on a Members requisition forthwith proceed to convene an extraordinary general meeting of the Company.

    (b) A Members requisition is a requisition of Members of the Company holding at the date of deposit of the requisition not less than ten per cent. in par value of the capital of the Company as at that date carries the right of voting at general meetings of the Company.

    (c) The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

    (d) If the Directors do not within twenty-one days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further twenty-one days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the second said twenty-one days.

    (e) A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

                           NOTICE OF GENERAL MEETINGS

44. At least seven days' notice shall be given for any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

    (a) in the case of an annual general meeting by all the Members (or their proxies) entitled to attend and vote thereat; and

    (b) in the case of an extraordinary general meeting by a majority in number of the Members (or their proxies) having a right to attend and vote at the meeting, being a majority together holding not less than ninety-five per cent in par value of the Shares giving that right.

45. The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings of that meeting.

                         PROCEEDINGS AT GENERAL MEETINGS

46. No business shall be transacted at any general meeting unless a quorum is present. Two Members being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative shall be a quorum unless the Company has only one Member entitled to vote at such general meeting in which case the quorum shall be that one Member present in person or by proxy or (in the case of a corporation or other non-natural person) by a duly authorised representative.

47. A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

48. A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by all Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

49. If a quorum is not present within half an hour from the time appointed for the meeting or if during such a meeting a quorum ceases to be present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other day, time or such other place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the Members present shall be a quorum.

50. The Chairman, if any, of the Board of Directors shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he shall not be present within fifteen minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be Chairman of the meeting.

51. If no Director is willing to act as Chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the Members present shall choose one of their number to be Chairman of the meeting.

52. The Chairman may, with the consent of a meeting at which a quorum is present, (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; otherwise it shall not be necessary to give any such notice.

53. A resolution put to the vote of the meeting shall be decided on a show of hands unless before or on the declaration of the result of, the show of hands, the Chairman demands a poll, or any other Member or Members collectively present in person or by proxy and holding at least ten per cent. in par value of the Shares giving a right to attend and vote at the meeting demand a poll.

54. Unless a poll is duly demanded a declaration by the Chairman that a resolution has been carried, or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority, an entry to that effect in the minutes of the proceedings of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

55. The demand for a poll may be withdrawn.

56. Unless a poll is duly demanded, on the election of a Chairman or on a question of adjournment, a poll shall be taken as the Chairman directs and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

57. In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman shall be entitled to a second or casting vote.

58. A poll demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the Chairman of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.

                                VOTES OF MEMBERS

59. Except as otherwise required by law or as set forth herein,

    (a) the holder of each Ordinary Share issued and outstanding shall have one vote for each Ordinary Share held by such holder;

    (b) the holder of each share of Series A Preferred shall be entitled to the number of votes equal to the number of Ordinary Shares into which such share of Series A Preferred could be converted at the record date for determination of the Members entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of Members is solicited; and

    (c) the holder of each share of Series B Preferred shall be entitled to the number of votes equal to the number of Ordinary Shares into which such share of Series B Preferred could be converted at the record date for determination of the Members entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of Members is solicited.

    (d) the holder of each share of Series C Preferred shall be entitled to the number of votes equal to the number of Ordinary Shares into which such share of Series C Preferred could be converted at the record date for determination of the Members entitled to vote on such matter, or, if no such record date is established, at the date such vote is taken or any written consent of Members is solicited.

    Votes of holders of the Series A Preferred, Series B Preferred and the Series C Preferred shall be counted together with all other shares of the Company having general voting power and not counted separately as a class unless otherwise provided under these Articles. Holders of Ordinary Shares, Series A Preferred, Series B Preferred and Series C Preferred shall be entitled to notice of any Members' meeting in accordance with these Articles.

60. In the case of joint holders of record the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register of Members.

61. A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other persons may vote by proxy.

62. No Member shall be entitled to vote at any general meeting unless he is registered as a Member of the Company on the record date for such meeting nor unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

63. No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the general meeting whose decision shall be final and conclusive.

64. On a poll or on a show of hands votes may be given either personally or by proxy.

                                     PROXIES

65. The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation under the hand of an officer or attorney duly authorised for that purpose. A proxy need not be a Member of the Company.

66. The instrument appointing a proxy shall be deposited at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company:

    (a) not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

    (b) in the case of a poll taken more than 48 hours after it is demanded, be deposited as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; and

    (c) where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded be delivered at the meeting at which the poll was demanded to the Chairman or to the secretary or to any director;

provided that the Directors may in the notice convening the meeting, or in an instrument of proxy sent out by the Company, direct that the instrument appointing a proxy may be deposited (no later than the time for holding the meeting or adjourned meeting) at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company. The Chairman may in any event at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted shall be invalid.

67. The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

68. Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

69. Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its Directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.

70. Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

                                    DIRECTORS

71. There shall be a Board of Directors consisting of eight (8) persons (exclusive of independent directors). On and after the Series C Original Issue Date, two (2) such members of the Board of Directors shall be appointed by Carlyle Asia Venture Partners I, L.P. and CIPA Co-Investment, L.P. or their assigns (collectively, "CARLYLE"). Each of the three (3) largest holders of Series A Preferred, Series B Preferred or Ordinary Shares (excluding Carlyle and Nan Peng Shen, Jian Zhang Liang, Qi Ji and Min Fan and their respective assigns (collectively, the "FOUNDERS" and each, a "FOUNDER") and calculated on an as-converted basis) shall be entitled to elect one (1) such member and the Founders shall be entitled to elect three (3) such members. Two (2) independent members of the Board shall be nominated and approved by the vote of holders of a majority of the Ordinary Shares and the Preferred Shares (calculated on an as-converted basis). For as long as a shareholder not otherwise represented on the Board holds at least 20% of the Shares it originally purchased from the Company and such holding constitutes at least 3% of the then outstanding Ordinary Shares of the Company (on a fully diluted and as-converted basis), such shareholder shall be entitled to appoint one (1) observer to attend all meetings of the Board (whether in person, telephonic or otherwise) in a non-voting, observer capacity; provided, however, such observer may be excluded from all or any portion of a meeting where their presence could reasonably result in (i) the disclosure of trade secrets to a competitor or (ii) the loss of attorney-client privilege. All observers shall enter into a confidentiality agreement with the Company prior exercising observation rights.

72. Any Directors not elected in the manner provided in this Article shall be elected by the Members at a general meeting. Any vacancy on the Board occurring because of the death, resignation or removal of a director elected by certain holders of shares or the holders of any class or series of shares shall be filled by the vote or written consent of such holders or the holders of a majority of the shares of such class or series of shares, as the case may be.

73. The remuneration to be paid to the Directors shall be such remuneration as the Directors shall determine. Such remuneration shall be deemed to accrue from day to day. The Directors shall also be entitled to be paid their travelling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.

74. The Directors may by resolution award special remuneration to any Director of the Company undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

75. A Director or alternate Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

76. A Director or alternate Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

77. A shareholding qualification for Directors may not be fixed by the Company in general meeting.

78. A Director or alternate Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as Member or otherwise and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

79. No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid, provided, however, that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him or the alternate Director appointed by him at or prior to its consideration and any vote thereon.

80. A general notice or disclosure to the Directors or otherwise contained in the minutes of a Meeting or a written resolution of the Directors or any committee thereof that a Director or alternate Director is a Member of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure under Article 79 and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

                               ALTERNATE DIRECTORS

81. A Director who expects to be unable to attend Directors' Meetings because of absence, illness or otherwise may appoint any person to be an alternate Director to act in his stead and such appointee whilst he holds office as an alternate Director shall, in the event of absence therefrom of his appointor, be entitled to attend meetings of the Directors and to vote thereat and to do, in the place and stead of his appointor, any other act or thing which his appointor is permitted or required to do by virtue of his being a Director as if the alternate Director were the appointor, other than appointment of an alternate to himself, and he shall ipso facto vacate office if and when his appointor ceases to be a Director or removes the appointee from office. Any appointment or removal under this Article shall be effected by notice in writing under the hand of the Director making the same.

                         POWERS AND DUTIES OF DIRECTORS

82. The business of the Company shall be managed by the Directors (or a sole Director if only one is appointed) who may pay all expenses incurred in promoting, registering and setting up the Company, and may exercise all such powers of the Company as are not, from time to time by the Statute, or by these Articles, or such regulations, being not inconsistent with the aforesaid, as may be prescribed by the Company in general meeting required to be exercised by the Company in general meeting, provided, however, that no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.

83. The Directors may from time to time and at any time by powers of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

84. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

85. The Directors shall cause minutes to be made in books provided for the purpose:

    (a) of all appointments of officers made by the Directors;

    (b) of the names of the Directors (including those represented thereat by an alternate or by proxy) present at each meeting of the Directors and of any committee of the Directors;

    (c) of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

86. The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

87. The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

                                   MANAGEMENT

88. (a) The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following paragraphs shall be without prejudice to the general powers conferred by this paragraph.

    (b) The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards or any managers or agents and may fix their remuneration.

    (c) The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

    (d) Any such delegates as aforesaid may be authorised by the Directors to subdelegate all or any of the powers, authorities, and discretions for the time being vested in them.

                               MANAGING DIRECTORS

89. The Directors may, from time to time, appoint one or more of their body (but not an alternate Director) to the office of Managing Director for such term and at such remuneration (whether by way of salary, or commission, or participation in profits, or partly in one way and partly in another) as they may think fit but his appointment shall be subject to determination ipso facto if he ceases for any cause to be a Director and no alternate Director appointed by him can act in his stead as a Director or Managing Director.

90. The Directors may entrust to and confer upon a Managing Director any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit and either collaterally with or to the exclusion of their own powers and may from time to time revoke, withdraw, alter or vary all or any of such powers.

                            PROCEEDINGS OF DIRECTORS

91. Except as otherwise provided by these Articles, the Directors shall meet together for the despatch of business, convening, adjourning and otherwise regulating their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes of the Directors and alternate Directors present at a meeting at which there is a quorum, the vote of an alternate Director not being counted if his appointor be present at such meeting. In case of an equality of votes, the Chairman shall have a second or casting vote.

92. A Director or alternate Director may, and the Secretary on the requisition of a Director or alternate Director shall, at any time summon a meeting of the Directors by at least two days' notice in writing to every Director and alternate Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held and, provided, however, if notice is given in person, by cable, telex or telecopy the same shall be deemed to have been given on the day it is delivered to the Directors or transmitting organisation as the case may be. The provisions of Article 44 shall apply mutatis mutandis with respect to notices of meetings of Directors.

93. The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed shall be two, a Director and his appointed alternate Director being considered only one person for this purpose, provided always that if there shall at any time be only a sole Director the quorum shall be one. For the purposes of this Article an alternate Director or proxy appointed by a Director shall be counted in a quorum at a meeting at which the Director appointing him is not present.

94. The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors or of summoning a general meeting of the Company, but for no other purpose.

95. The Directors may elect a Chairman of their Board and determine the period for which he is to hold office; but if no such Chairman is elected, or if at any meeting the Chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

96. The Directors may delegate any of their powers to committees consisting of such member or members of the Board of Directors (including Alternate Directors in the absence of their appointors) as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

97. A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present, and in the case of an equality of votes the Chairman shall have a second or casting vote.

98. All acts done by any meeting of the Directors or of a committee of Directors (including any person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or alternate Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director or alternate Director as the case may be.

99. Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. A resolution in writing (in one or more counterparts), signed by all the Directors for the time being or all the members of a committee of Directors (an alternate Director being entitled to sign such resolution on behalf of his appointor) shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee as the case may be duly convened and held.

100. (a) A Director may be represented at any meetings of the Board of Directors by a proxy appointed by him in which event the presence or vote of the proxy shall for all purposes be deemed to be that of the Director.

    (b) The provisions of Articles 65-68 shall mutatis mutandis apply to the appointment of proxies by Directors.


                         VACATION OF OFFICE OF DIRECTOR

101. The office of a Director shall be vacated:

    (a) if he gives notice in writing to the Company that he resigns the office of Director; or

   (b) if he absents himself (without being represented by proxy or an alternate Director appointed by him) from three consecutive meetings of the Board of Directors without special leave of absence from the Directors, and they pass a resolution that he has by reason of such absence vacated office; or

    (c) if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

    (d) if he is found to be or becomes of unsound mind.


                      APPOINTMENT AND REMOVAL OF DIRECTORS

102. The Directors of the Company may only be appointed as provided in Article
71.

103. A Director of the Company shall only be removed by the Members who nominated and elected him.


                              PRESUMPTION OF ASSENT

104. A Director of the Company who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the Minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the Chairman or Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

                                      SEAL

105. (a) The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some officer or other person appointed by the Directors for the purpose.

    (b) The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the Common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

    (c) A Director or officer, representative or attorney may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

                                    OFFICERS

106. The Company may have a President, a Secretary or Secretary-Treasurer appointed by the Directors. The Directors may also from time to time appoint such other officers as they consider necessary, all for such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time prescribe.

                      DIVIDENDS, DISTRIBUTIONS AND RESERVE

107. (a) Subject to the Statute, the Directors may from time to time declare dividends (including interim dividends) and distributions on shares of the Company outstanding and authorise payment of the same out of the funds of the Company lawfully available therefor.

    (b) The holders of the Series A Preferred, Series B Preferred, Series C Preferred and Ordinary Shares shall be entitled to receive out of any funds legally available therefor, when and if declared by the Board, dividends at the rate or in the amount as the Board considers appropriate on an as-converted basis; provided, however, that, for the 2003 fiscal year, each share of the Series C Preferred shall be entitled to, when and if declared by the Board, only a pro rata share of dividends calculated by multiplying (a) the amount of dividends payable on each share of Ordinary Shares by (b) a fraction the numerator of which shall be the total number of days in such fiscal year such share of Series C Shares has been held by its holder and the denominator of which shall be 365.

108. The Directors may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

109. No dividend or distribution shall be payable except out of the profits of the Company, realised or unrealised, or out of the Share Premium Account or as otherwise permitted by the Statute.

110. Subject to the rights of persons, if any, entitled to shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class of shares they shall be declared and paid according to the amounts paid or credited as paid on the shares of such class outstanding on the record date for such dividend or distribution as determined in accordance with these Articles but no amount paid or credited as paid on a share in advance of calls shall be treated for the purpose of this Article as paid on the share.

111. The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

112. The Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

113. Any dividend, distribution, interest or other monies payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the share held by them as joint holders.

114. No dividend or distribution shall bear interest against the Company.


                                 CAPITALISATION

115. The Company may capitalise any sum standing to the credit of any of the Company's reserve accounts (including Share Premium Account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

                                BOOKS OF ACCOUNT

116. The Directors shall cause proper books of account to be kept with respect to:

    (a) all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

    (b) all sales and purchases of goods by the Company; and

    (c) the assets and liabilities of the Company.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company's affairs and to explain its transactions.

117. The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

118. The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

                                      AUDIT

119. The Directors may appoint an Auditor of the Company who shall hold office until removed from office by a resolution of the Directors and may fix his or their remuneration.

120. Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and Officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

121. Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any time during their term of office, upon request of the Directors or any general meeting of the Members.

                                     NOTICES

122. Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by post, cable, telex, fax or e-mail to him or to his address as shown in the register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). Any notice, if posted from one country to another, is to be sent airmail.

123. (a) Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays) following the day on which the notice was posted.

    (b) Where a notice is sent by cable, telex, or fax, service of the notice shall be deemed to be effected by properly addressing, and sending such notice and shall be deemed to have been received on the same day that it was transmitted.

     (c) Where a notice is given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

124. A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under these Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

125. Notice of every general meeting shall be given in any manner hereinbefore authorised to:

    (a) every person shown as a Member in the register of Members on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the register of Members; and

    (b) every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting.

    No other person shall be entitled to receive notices of general meetings.

                                   WINDING UP

126. Subject to Article 127, if the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

                             LIQUIDATION PREFERENCE

127. Notwithstanding any provisions herein to the contrary, in the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, distributions to the Members of the Company shall be made in the following manner:

    (a) The holders of the Series C Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Series A Preferred, the Series B Preferred and the Ordinary Shares or any other class or series of shares by reason of their ownership of such shares, the amount equal to US$4.5856 (the "SERIES C PREFERRED LIQUIDATION PREFERENCE") for each share of Series C Preferred then held by them and, in addition, an amount equal to all declared but unpaid dividends on the Series C Preferred. If, upon the occurrence of such event, the proceeds thus distributed among the holders of the Series C Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire proceeds legally available for distribution shall be distributed ratably among the holders of the Series C Preferred in proportion to the full preferential amount that each such holder is otherwise entitled to receive under this subsection (a).

    (b) After setting aside or paying in full the Series C Preferred
Liquidation Preference, the holders of the Series B Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Series A Preferred and the Ordinary Shares or any other class or series of shares by reason of their ownership of such shares, the amount equal to (A) US$1.5667 (the "SERIES B PREFERRED LIQUIDATION PREFERENCE") for each share of Series B Preferred then held by them minus the Series B Redemption Payment Per Share (as defined below) and, in addition, (B) an amount equal to all declared but unpaid dividends on the Series B Preferred. If, upon the occurrence of such event, the remaining proceeds thus distributed among the holders of the Series B Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire remaining proceeds legally available for distribution shall be distributed ratably among the holders of the Series B Preferred in proportion to the full preferential amount that each such holder is otherwise entitled to receive under this subsection (b).

        For the purpose of this Article 127(b), the Series B Redemption Payment Per Share shall mean the amount equal to the result of (i) the difference of (A) the aggregate amount paid for the redemption of the shares of Series B Preferred as of the Series C Original Issue Date with the proceeds from the sale of Series C Preferred minus (B) the aggregate amount of the Series B Preferred Liquidation Preference for the shares of Series B Preferred redeemed as of the Series C Original Issue Date divided by (ii) the aggregate number of Series B Preferred held by holders of Series B Preferred immediately after the redemption of the shares of Series A Preferred as of the Series C Original Issue Date.

    (c) After setting aside or paying in full the Series C Preferred
Liquidation Preference and the Series B Preferred Liquidation Preference, the holders of the Series A Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Ordinary Shares or any other class or series of shares by reason of their ownership of such shares, the amount equal to
(A)US$1.0417 (the "SERIES A PREFERRED LIQUIDATION PREFERENCE") for each share of Series A Preferred then held by them minus the Series A Redemption Payment Per

Share (as defined below) and, in addition, (B) an amount equal to all declared but unpaid dividends on the Series A Preferred. If, upon the occurrence of such event, the remaining proceeds thus distributed among the holders of the Series A Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire remaining proceeds legally available for distribution shall be distributed ratably among the holders of the Series A Preferred in proportion to the full preferential amount that each such holder is otherwise entitled to receive under this subsection (c).

        For the purpose of this Article 127(c), the Series A Redemption Payment Per Share shall mean The Series A Redemption Payment Per Share shall be the amount equal to the result of (i) the difference of (A) the aggregate amount paid for the redemption of the shares of Series A Preferred as of the Series C Original Issue Date with the proceeds from the sale of Series C Preferred minus
(B) the aggregate amount of the Series A Preferred Liquidation Preference for the shares of Series A Preferred redeemed as of the Series C Original Issue Date divided by (ii) the aggregate number of Series A Preferred held by holders of Series A Preferred immediately after the redemption of the shares of Series A Preferred as of the Series C Original Issue Date.

    (d) After setting aside or paying in full the preferential amounts due pursuant to paragraph 127(a), (b) and (c) above, the remaining assets of the Company available for distribution to Members, if any, shall be distributed to the holders of the Series A Preferred, Series B Preferred, Series C Preferred and Ordinary Shares on a pro rata basis, based on the number of Ordinary Shares then held by each holder on an as-converted basis.

    (e) A Liquidation Event shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Article 127.

    (f) Notwithstanding any other provision of this Article 127, and subject to any other applicable provisions of these Articles, the Company may at any time, out of funds legally available therefor, repurchase Ordinary Shares of the Company issued to or held by employees, officers or consultants of the Company or its subsidiaries upon termination of their employment or services, pursuant to any agreement providing for such right of repurchase, whether or not dividends on the Series C Preferred, the Series B Preferred or the Series A Preferred shall have been declared and funds set aside therefor and such repurchases shall not be subject to the Series C Preferred Liquidation Preference, the Series B Preferred Liquidation Preference or the Series A Preferred Liquidation Preference.

    (g) In the event the Company proposes to distribute assets other than cash in connection with any liquidation, dissolution or winding up of the Company, the value of the assets to be distributed to the holder of shares of Series C Preferred, Series B Preferred, Series A Preferred and Ordinary Shares shall be determined in good faith by not less than 75% of the Board. Any securities not subject to investment letter or similar restrictions on free marketability shall be valued as follows:

        (i) If traded on a securities exchange, the value shall be deemed to be the average of the security's closing prices on such exchange over the thirty
(30) day period ending one (1) day prior to the distribution;

        (ii) If traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three
(3) days prior to the distribution; and

        (iii) If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board.

        The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in clauses (i),
(ii) or (iii) to reflect the fair market value thereof as determined in good faith by the Board. The holders of at least a majority of the outstanding Series A Preferred, Series B Preferred or Series C Preferred shall have the right to challenge any determination by the Board of fair market value pursuant to this paragraph 127, in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the Board and the challenging parties, the cost of such appraisal to be borne equally by the Company and the challenging parties.

                                    INDEMNITY

128. Every Director, agent or officer of the Company shall be indemnified out of the assets of the Company against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own wilful neglect or default. No such Director, agent or officer shall be liable to the Company for any loss or damage in carrying out his functions unless that liability arises through the wilful neglect or default of such Director, agent or officer.

                                 FINANCIAL YEAR

129. Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and shall begin on January 1st in each year.

                             AMENDMENTS OF ARTICLES

130. Subject to the Statute and to any quorum, voting or procedural requirements expressly imposed by these Articles in regard to the variation of rights attached to a specific class of Shares of the Company, the Company may at any time and from time to time by Special Resolution change the name of the Company or alter or amend these Articles or the Company's Memorandum of Association, in whole or in part.

                         TRANSFER BY WAY OF CONTINUATION

131. If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

                             RIGHT OF PARTICIPATION

132. Each holder of Series A Preferred, Series B Preferred or Series C Preferred at the time these Articles are adopted (respectively a "SERIES A HOLDER", "SERIES B HOLDER" and a "SERIES C HOLDER") or such other holders to which rights under Articles 132-137 have been duly assigned in accordance with Articles 138-145 (such holder being hereinafter referred to as a "PARTICIPATION RIGHTS HOLDER") shall have the right of first refusal to purchase such Participation Rights Holder's Pro Rata Share (as defined below), of all (or any part) of any New Securities (as defined in Article 134) that the Company may from time to time issue after the date of this Agreement (the "RIGHT OF PARTICIPATION"). A Participation Rights Holder shall be entitled to apportion the Right of Participation hereby granted it among itself and its partners, members and affiliates (including, in the case of a venture fund, a predecessor or successor fund of, or entity under common investment management with such fund) in such proportions as it deems appropriate.

133. A Participation Rights Holder's "PRO RATA SHARE" for purposes of the Right of Participation is up to that proportion of New Securities that equals the proportion that (a) the number of Registrable Securities held by such Participation Rights Holder bears to (b) the total number of Ordinary Shares of the Company (and other voting securities of the Company, if any) then outstanding immediately prior to the issuance of New Securities giving rise to the Right of Participation (assuming full conversion and exercise of all convertible and exercisable securities then outstanding).

        For the purpose of Articles 132-144, the term "REGISTRABLE SECURITIES" means: (1) any Ordinary Shares of the Company issued or to be issued pursuant to conversion of any shares of Series A Preferred, Series B Preferred and Series C Preferred issued (A) under Series A Preferred Share Purchase Agreement dated 26, 2003, Series B Preferred Share Purchase Agreement dated 26, 2003, and Series C Preferred Share Purchase Agreement dated 26, 2003 (collectively, the "PURCHASE AGREEMENTS"), and (B) pursuant to the Right of Participation, (2) any Ordinary Shares of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any Series A Preferred, Series B Preferred and Series C Preferred described in clause (1) of this Article, and (3) any other Ordinary Shares of the Company owned or hereafter acquired by any Series A Holder, Series B Holder or Series C Holder. Notwithstanding the foregoing, "REGISTRABLE SECURITIES" shall exclude any Registrable Securities sold by a person in a transaction in which the Registration Rights under the Section 2 of Shareholders Agreement dated as of August 27, (the "SHAREHOLDERS AGREEMENT") are not assigned in accordance with the Shareholders Agreement or any Registrable Securities sold in a public offering, whether sold pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or in a registered offering, or otherwise.

134. "NEW SECURITIES" shall mean any Preferred Shares, Ordinary Shares and other voting shares of the Company, whether now authorized or not, and rights, options or warrants to purchase such Preferred Shares, Ordinary Shares and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Preferred Shares, Ordinary Shares or other voting shares, provided, however, that the term "New Securities" shall not include:

(a) up to 2,725,670 shares of the Company's Ordinary Shares or reserved for issuance (and/or options or warrants therefor) issued to employees, officers, directors, contractors, advisors or consultants of the Company for the primary purpose of soliciting or retaining their services pursuant to incentive agreements or incentive plans approved by the Board (such number of Ordinary Shares (and/or options or warrants therefor) subject to increase upon the approval of the Board);

    (b) any Preferred Shares issued under the Purchase Agreements;

    (c) any Ordinary Shares of the Company issued upon the conversion of any Preferred Shares;

    (d) any securities issued in connection with any share split, share dividend or other similar event in which all Participation Rights Holders are entitled to participate on a pro rata basis;

    (e) any securities issued upon the exercise, conversion or exchange of any outstanding security if such outstanding security constituted a New Security;

    (f) any securities issued in connection with a bona fide business acquisition of or by the Company, whether by consolidation, merger, purchase or sale of assets, sale or exchange of shares or otherwise, in a single transaction or series of related transactions;

    (g) any securities or rights issued to persons or entities with which the Company has business relationships provided such issuances are for primarily other than equity financing purposes and approved by the Board;

    (h) any securities issued or issuable pursuant to equipment lease financings or bank credit lines approved by the Board; or

    (i) any securities issued in connection with a public offering approved by the Board.

In addition to the foregoing, the Right of Participation shall not be applicable with respect to any Participation Rights Holder in any offering of New Securities if (i) at the time of such offering, the Participation Rights Holder is not an "accredited investor" as that terms is then defined in Rule 501(a) of the Securities Act, and (ii) such offering of New Securities is otherwise being offered only to accredited investors.

135. (a) In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Participation Rights Holder written notice of its bona fide intention to issue New Securities (the "FIRST PARTICIPATION NOTICE"), describing the amount and the type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities. Each Participation Rights Holder shall have ten (10) business days from the date of receipt of any such First Participation Notice to agree in writing to purchase such Participation Rights Holder's Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Participation Rights Holder's Pro Rata Share). If any Participation Rights Holder fails to so agree in writing within such ten (10) business day period to purchase such Participation Rights Holder's full Pro Rata Share of an offering of New

Securities, then such Participation Rights Holder shall forfeit the right hereunder to purchase that part of its Pro Rata Share of such New Securities that it did not so agree to purchase.

        (b) If any Participating Rights Holder fails to exercise its Right of Participation in accordance with subsection (a) above, the Company shall promptly give notice (the "SECOND PARTICIPATION NOTICE") to the other Participating Rights Holders holding Registrable Securities and who have exercised their Right of Participation (the "RIGHT PARTICIPANTS") in accordance with subsection (a) above. Each Right Participant shall have five (5) business days from the date of the Second Participation Notice (the "SECOND PARTICIPATION PERIOD") to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy. Such notice may be made by telephone if confirmed in writing within in two (2) business days. If, as a result thereof, such over-subscription exceeds the total number of the remaining New Securities available for purchase, the oversubscribing Rights Participants will be cut back by the Company with respect to their over-subscriptions to that number of remaining New Securities equal to the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction the numerator of which is the number of Registrable Securities held by each oversubscribing Right Participant notified and the denominator of which is the total number of Registrable Securities held by all the oversubscribing Rights Participants. Each oversubscribing Rights Participant shall be obligated to buy such number of additional New Securities as determined by the Company pursuant to this subsection (b) and the Company shall so notify the Right Participants within fifteen (15) business days of the date of the Second Participation Notice.

136. Upon the expiration of the Second Participation Period, or in the event no Participation Rights Holder exercises the Right of Participation, after ten (10) business days following the receipt of the First Participation Notice, the Company shall have 120 days thereafter to sell the New Securities described in the First Participation Notice (with respect to which the Right of Participation pursuant to Articles 135-136 hereunder was not exercised) at the same or higher price and upon non-price terms not materially more favorable to the purchasers thereof than specified in the First Participation Notice. In the event that the Company has not issued and sold such New Securities within such 120 day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Participation Rights Holders pursuant to Articles 132-137.

137. The Right of Participation for each Participation Rights Holder shall not terminate so long as any Participation Rights Holder and its Affiliates (as defined in Rule 144 under the Securities Act) collectively hold any Series A Preferred or Series B Preferred of the Company.

                              TRANSFER RESTRICTIONS

138. For purposes of Articles 138-144, "EQUITY SECURITIES" means the Ordinary Shares, the Preferred Shares, and all other shares, options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for Ordinary Shares; a "MAJOR SHAREHOLDER" shall mean any holder of Series A Shares or Series B Shares holding 3% or more of the Company's Ordinary Shares into which such Series A Shares or Series B Shares are convertible or have been converted and any holder of Series C Shares or Ordinary Shares into which such Series C Shares are convertible or have been converted; and the term "TRANSFER" shall include any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, including, but not limited to, transfers pursuant to divorce or legal separation, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary, involuntarily or by operation of law, directly or indirectly, of any of the Equity Securities.

139. Subject to Article 142 hereof, if a Founder or a Major Shareholder (the "SELLING SHAREHOLDER") proposes to Transfer any Equity Securities, then the Selling Shareholder shall promptly give written notice (the "TRANSFER NOTICE") to the Company and the Major Shareholders who are not Selling Shareholders (the "NON-SELLING HOLDERS") prior to such Transfer. The Transfer Notice shall describe in reasonable detail the proposed Transfer including, without limitation, the number and type of Equity Securities to be sold or transferred (the "OFFERED SHARES"), the nature of such Transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. In the event that the Transfer is being made pursuant to the provisions of Article 142, the Transfer Notice shall state under which specific subsection the Transfer is being made.

140. The Company shall have an option for a period of ten (10) days from delivery of the Transfer Notice to elect to purchase the Offered Shares at the same price and subject to the same material terms and conditions as described in the Transfer Notice. The Company may exercise such purchase option and purchase all or any portion of the Offered Shares by notifying the Selling Shareholder in writing before expiration of such ten (10) day period as to the number of such shares that it wishes to purchase. If the Company gives the Selling Shareholder notice that it desires to purchase such shares, then payment for the Offered Shares shall be by check or wire transfer, against delivery of the Offered Shares to be purchased at a place agreed upon between the parties and at the time of the scheduled closing therefor, which shall be no later than forty-five
(45) days after delivery to the Company of the Transfer Notice, unless the Transfer Notice contemplated a later closing with the prospective third-party transferee(s) or unless the value of the purchase price has not yet been established pursuant to Article 140(c). In the event that the Company elects not to purchase all or any portion of the Offered Shares, it shall promptly give written notice to each Non-Selling Holder which notice shall set forth the Offered Shares not purchased by the Company, and shall offer the Non-Selling Holders the right to acquire the unsubscribed Offered Shares (the "ADDITIONAL TRANSFER NOTICE"). Each Non-Selling Holder will have the right of first refusal to purchase up to all of the Holder Allotment (as defined below) of the Offered Shares from the Selling Shareholder not purchased by the Company.

    (a) The Non-Selling Holder must, within twenty (20) days of the receipt of the Additional Transfer Notice from the Company (the "PURCHASE RIGHT PERIOD"), give written notice to the Selling Shareholder and to the Company of the Non-Selling Holder's election to purchase that number of the Offered Shares (the "HOLDER ALLOTMENT") equivalent to the product obtained by multiplying (i) the aggregate number of the Offered Shares by (ii) a fraction, (B) the numerator of which is the number of Ordinary Shares on an as-converted basis held by the Non-Selling Holder at the time of the transaction and (B) the denominator of which is the total number of Ordinary Shares owned by all the Non-Selling Holders on an as-converted basis at the time of the transaction. The Non-Selling Holder will not have a right to purchase any of the Offered Shares unless the Non-Selling Holder exercises its right of first refusal within the Purchase

Right Period to purchase up to all of its Holder Allotment of the Offered Shares. In the event any Non-Selling Holder elects not to purchase its Holder Allotment, then the Selling Shareholder shall promptly give written notice (the "OVERALLOTMENT NOTICE") to each Non-Selling Holder that is purchasing its full Holder Allotment (each, a "PARTICIPATING HOLDER") which notice shall set forth the Offered Shares not purchased by the other Non-Selling Holders, and shall offer the Participating Holders the right to acquire the unsubscribed shares. Each Participating Holder shall have five (5) days after delivery of the Overallotment Notice (and the Purchase Right Period shall be extended by such period after delivery of the Overallotment Notice) to deliver a written notice to the Selling Shareholder (the "PARTICIPATING HOLDERS OVERALLOTMENT NOTICE") of its election to purchase its Holder Allotment of the unsubscribed shares on the same terms and conditions as set forth in the Overallotment Notice. For purposes of calculating the Holder Allotment with respect to an Overallotment Notice, the denominator in such calculation shall be the total number of Ordinary Shares owned by all the Participating Holders on an as-converted basis on the date of the Transfer Notice. Each Non-Selling Holder shall be entitled to apportion the Offered Shares to be purchased among its partners, members and affiliates (including in the case of a venture capital fund, predecessor and successor funds and funds under common investment management), provided that such Non-Selling Holder notifies the Selling Shareholder of such allocation.

    (b) Within ten (10) days after expiration of the Purchase Right Period the Company will give written notice (the "EXPIRATION NOTICE") to the Selling Shareholder and Non-Selling Holder specifying either (i) that all of the Offered Shares was subscribed by the Non-Selling Holders exercising their rights of first refusal or (ii) that the Non-Selling Holders have not subscribed for all of the Offered Shares in which case the Expiration Notice will specify the Non-Selling Holders' Pro Rata Portion (as defined below) of the remaining Offered Shares for the purpose of their co-sale right described in Article 141 below.

    (c) The purchase price for the Offered Shares to be purchased by the Non-Selling Holders exercising their right of first refusal will be the price set forth in the Transfer Notice, but will be payable as set forth in this
Article 140(c). If the purchase price in the Transfer Notice includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the Board of Directors of the Company in good faith, which determination will be binding upon the Company, the Non-Selling Holders and the Selling Shareholder, absent fraud or error.

    (d) Payment of the purchase price for the Offered Shares purchased by any Non-Selling Holder shall be made within ten (10) days following the date of the Expiration Notice, unless the Transfer Notice contemplated a later closing with the prospective third party transferee(s) or unless the value of the purchase price has not yet been established pursuant to this subsection (d). Payment of the purchase price will be made by wire transfer or check as directed by the Selling Shareholder, against delivery of the Offered Shares to be purchased at a place agreed upon between the parties and at the time of the scheduled closing therefor. Should the purchase price specified in the Transfer Notice be payable in property other than cash, the Non-Selling Holders shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property (as determined pursuant to Article 140 (c) above.

    (e) If any Non-Selling Holder exercises its right of first refusal to purchase the Offered Shares, then, upon the date the notice of such exercise is given by such Non-Selling Holder, the Selling Shareholder will have no further rights as a holder of such Offered Shares except the right to receive payment for such Offered Shares from such Non-Selling Holder in accordance with the terms of this Agreement, and the Selling Shareholder will forthwith cause all certificate(s) evidencing such Offered Shares to be surrendered to the Company for transfer to such Non-Selling Holder.

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

    (f) If the Non-Selling Holders have not elected to purchase all of the Offered Shares, then the sale of the remaining Offered Shares will become subject to the Non-Selling Holders' co-sale right set forth in Article 141 below.

141. To the extent that the Non-Selling Holders have not exercised their right of first refusal with respect to all the Offered Shares, each Non-Selling Holder shall have the right, exercisable upon written notice to the Selling Shareholder within fifteen (15) days after receipt of the Expiration Notice, to participate in such sale of the Equity Securities on the same terms and conditions. To the extent one or more of the Non-Selling Holders exercise such right of participation in accordance with the terms and conditions set forth below, the number of Equity Securities that the Selling Shareholder may sell in the transaction shall be correspondingly reduced. The co-sale right of each Non-Selling Holder shall be subject to the following terms and conditions:

    (a) Each Non-Selling Holder may sell all or any part of that number of shares of the Company held by it that is equal to the product obtained by multiplying (i) the aggregate number of Equity Securities covered by the Transfer Notice that have not been subscribed for pursuant to Article 140 above by (ii) a fraction, (A) the numerator of which is the number of Ordinary Shares owned by the Non-Selling Holder on an as-converted basis at the time of the Transfer and (B) the denominator of which is the combined number of Ordinary Shares of the Company at the time owned by all Non-Selling Holders and all Selling Shareholders on an as-converted basis ("HOLDER'S PRO RATA PORTION").

    (b) Each Non-Selling Holder shall effect its participation in the sale by promptly causing the Company to deliver to the Selling Shareholder for Transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent: (i) the type and number of Ordinary Shares which such Non-Selling Holder elects to sell; or (ii) that number of Preferred Shares which is at such time convertible into the number of Ordinary Shares that such Non-Selling Holder elects to sell; provided, however, that if the prospective purchaser objects to the delivery of Preferred Shares in lieu of Ordinary Shares, such Non-Selling Holder shall convert such Preferred Shares into Ordinary Shares and deliver Ordinary Shares as provided in Article 141(b)(i) above.

    (c) The share certificate or certificates that the Non-Selling Holder delivers to the Selling Shareholder pursuant to Article 141(b) shall be Transferred to the prospective purchaser in consummation of the sale of the Equity Securities pursuant to the terms and conditions specified in the Transfer Notice, and the Selling Shareholder shall concurrently therewith remit to such Non-Selling Holder that portion of the sale proceeds to which such Non-Selling Holder is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from a Non-Selling Holder exercising its co-sale right hereunder, the Selling Shareholder shall not sell to such prospective purchaser or purchasers any Equity Securities unless and until, simultaneously with such sale, the Selling Shareholder shall purchase such shares or other securities from such Non-Selling Holder.

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



    (d) To the extent the Non-Selling Holders do not elect to purchase or to participate in the sale of the Equity Securities subject to the Transfer Notice, the Selling Shareholder may, not later than ninety (90) days following delivery to the Company and each of the Non-Selling Holders of the Transfer Notice, conclude a Transfer of the Equity Securities covered by the Transfer Notice and not elected to be purchased by the Non-Selling Holders on terms and conditions not materially different from those described in the Transfer Notice. Any proposed Transfer on terms and conditions materially different from those described in the Transfer Notice, as well as any subsequent proposed Transfer of any Equity Securities by the Selling Shareholder, shall again be subject to the right of first refusal and the co-sale rights of the Non-Selling Holders and shall require compliance by the Selling Shareholder with the procedures described in Articles 140 and 141 above. Furthermore, the exercise or non-exercise of the rights of the Non-Selling Holders under this Article 141 to purchase Equity Securities from the Selling Shareholder or participate in sales of Equity Securities by the Selling Shareholder shall not adversely affect their rights to make subsequent purchases from the Selling Shareholder of Equity Securities or subsequently participate in sales of Equity Securities by the Selling Shareholder.

142. Notwithstanding the foregoing, and subject to Article 144(a) hereof, the right of first refusal and co-sale rights of the Non-Selling Holders shall not apply to (a) any pledge of the Founder Shares made pursuant to a bona fide loan transaction that creates a mere security interest; (b) any Transfer to the ancestors, descendants or spouse or to trusts for the benefit of such persons or the Founders or the Major Shareholders; (c) any Transfer of shares to the Company pursuant to any repurchase rights of the Company under any incentive agreements or incentive plans approved by the Board; and (d) any Transfer to an affiliate of the Major Shareholder, including a current or former partner of a Major Shareholder who is a partnership, current or former member of a Major Shareholder who is a limited liability company and current or former shareholder of a Major Shareholder who is a corporation; provided that (i) the Transferring Founder or Major Shareholder shall inform the Non-Selling Holders, of such Transfer prior to effecting it and (ii) the Transferee shall furnish the Company with a written agreement to be bound by and comply with all provisions of Articles 140 and 141 of these Articles. Such Transferred Equity Securities shall remain "Equity Securities" hereunder, and such Transferee shall be treated as a "Founder" or a "Major Shareholder", as the case may be, for purposes of these Articles.

143. (a) Each certificate representing the Equity Securities now or hereafter owned by a Founder or an Investor or issued to any person in connection with a Transfer pursuant to Articles 140 or 141 hereof shall be endorsed with the following legend:

      "THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE
      SECURITIES REPRESENTED BY THIS CERTIFICATE IS
      SUBJECT TO THE TERMS AND CONDITIONS OF A
      SHAREHOLDERS' AGREEMENT BY AND BETWEEN THE
      SHAREHOLDER, THE CORPORATION, CERTAIN AFFILIATES OF
      THE CORPORATION AND CERTAIN SHAREHOLDERS OF THE
      CORPORATION. COPIES OF SUCH AGREEMENT MAY BE
      OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF
      THE CORPORATION."

    (b) Each Holder of Series A Preferred, Series B Preferred, Series C Preferred, other Series of Preferred Shares and Ordinary Shares agrees that the

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

Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Article 143(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of the Shareholders Agreement dated as of August 27, 2003 among the Company, the Founders and the Shareholders of the Company, as amended from time to time.

144. (a) The rights of any Series A Holder, any Series B Holder, any Series C Holder or any Ordinary Shares Holder under Articles 138-144 are only assignable by (i) any Series A Holder, any Series B Holder, any Series C Holder or any Ordinary Shares Holder, (ii) to a current or former partner, member, shareholder or other affiliate (including in the case of an Investor that is a venture capital fund, predecessor or successor funds of, or entities under common investment management with such fund) of such Holder or (iii) to an assignee or transferee who acquires all of the Equity Securities purchased by a Series A Holder, Series B Holder, Series C Holder or Ordinary Shares Holder; provided, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement.

     (b) Any provision in Articles 138-144 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) as to the Company, only by the Company, (ii) as to the Founders, by Founders holding a majority in interest of all Ordinary Shares (on an as-converted basis) then held by all Founders or their respective assignees pursuant to Article 144(a) hereof,
(iii) as to the Series A Holders, by persons or entities holding a majority in interest of the Series A Preferred held by the Series A Holders and their assignees pursuant to Article 144(a) hereof; provided, however, that any Series A Holder may waive any of its rights hereunder without obtaining the consent of any other Series A Holder, (iv) as to a Series B Holder, by persons or entities holding a majority in interest of the Series A Preferred held by such Series B Holders and their assignees pursuant to Article 144(a) hereof; provided, however, that any Series B Holder may waive any of its rights hereunder without obtaining the consent of any other Series B Holders, and (v) as to the Series C Holder, by the Series C Holder and its assignees pursuant to Article 144(a) hereof; provided, however, that any Series C Holder may waive any of its rights hereunder without obtaining the consent of any other Series C Holder. Any amendment or waiver effected in accordance with clauses (i), (ii), (iii) and
(iv) of this paragraph shall be binding upon each Series A Holder, each Series B Holder and each Series C Holder, their respective successors and assigns, the Company, the Founders and the Series A Holders.

145. The provisions under Articles 138-144 shall terminate upon the earlier of
(i) a Qualified IPO, (ii) the closing of the Company's sale of all or substantially all of its assets or the acquisition of the Company by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of the Company's capital shares for securities issued or other consideration paid, or caused to be issued or paid, by the acquiring entity or its subsidiary, and (iii) the execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Company.

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